SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

TEXAS RARE EARTH RESOURCES CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TEXAS RARE EARTH RESOURCES CORP. 539 El Paso Avenue Sierra Blanca, Texas 79851
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To all Stockholders of Texas Rare Earth Resources Corp.:

You are invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Texas Rare Earth Resources Corp. (the “Company”).  The Annual Meeting will be held on February 24, 2016 at the offices of Sanders-Wingo Advertising, 201 North Kansas in the Wells Fargo Building 9th Floor Conference Room, El Paso, Texas 79901 at 9:30 a.m. local time.  The purposes of the Annual Meeting are:

1.
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2016 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as directors: Daniel Gorski, Anthony Marchese, Cecil Wall, Nicholas Pingitore, Laura Lynch, Jack Lifton, James Wolfe and Eric Noyrez;

2.	Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2015;

3.	Ratification of an increase in the number of shares of common stock available for grant of options under the Company’s Amended and Restated 2008 Stock Option Plan (the “Plan”).

4.	Approval of an amendment to the Company’s Certificate of Incorporation to change the Company’s name from “Texas Rare Earth Resources Corp.” to “Texas Mineral Resources Corp.”

5.	Any other business that may properly come before the Annual Meeting.

The Board of Directors has fixed January 19, 2016, as the record date for the Annual Meeting.  Only stockholders of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders as of January 19, 2016, will be available at the Annual Meeting for inspection by any stockholder.  Stockholders will need to register at the Annual Meeting to attend the Annual Meeting.  If your shares of common stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Annual Meeting in order to register to attend and vote.  You should ask the broker, bank or other institution that holds your shares of common stock to provide you with a valid proxy card to permit you to vote at the Annual Meeting.  Please bring that documentation to the Annual Meeting.

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please sign and return the enclosed proxy promptly.  If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares of common stock in person.

By Order of the Board of Directors,

/s/ Jason Brenkert

Jason Brenkert
Corporate Secretary
Texas Rare Earth Resources Corp.

January 29, 2016

TEXAS RARE EARTH RESOURCES CORP. 539 El Paso Avenue Sierra Blanca, Texas 79851
Proxy Statement
for
Annual Meeting of Stockholders

To Be Held February 24, 2016, 9:30 a.m. Local Time
at the offices of Sanders-Wingo Advertising, 201 North Kansas in the Wells Fargo Building 9th Floor Conference Room, El Paso, Texas 79901, El Paso, Texas 79901

Unless the context requires otherwise, references in this statement to “Texas Rare Earth Resources,” “TRER,” the “Company,” “we,” “us” or “our” refer to Texas Rare Earth Resources Corp.

The 2016 Annual Meeting of Stockholders of Texas Rare Earth Resources (referred to as the “Annual Meeting”) will be held on February 24, 2016, at the offices of Sanders-Wingo Advertising, 201 North Kansas in the Wells Fargo Building 9th Floor Conference Room, El Paso, Texas 79901, El Paso, Texas 79901, at 9:30 a.m. local time.

We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Company’s Board of Directors (referred to as the “Board”) of proxies for this Annual Meeting.  The Company anticipates that this Proxy Statement and the form of proxy will first be available to holders of the Company’s shares of common stock (Texas Rare Earth Resources shares of common stock referred to as “shares” and the whole class of common stock referred to as, the “common stock”) on or about January 19, 2016.

You are invited to attend the Annual Meeting at the above stated time and location.  If you plan to attend and your shares are held in “street name” – in an account with a bank, broker, or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing a proxy card online, completing and returning a proxy card provided to you by mail or e-mail or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee.

A returned signed proxy card without an indication of how shares should be voted will be voted FOR the election of all directors and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

Our common stock is the only type of security entitled to vote at the Annual Meeting. Our corporate bylaws define a quorum as a majority of the issued and outstanding voting stock entitled to vote at the Annual Meeting.  The Company’s Articles of Incorporation do not allow cumulative voting for directors.  The nominees who receive the most votes will be elected.  A majority of the voting power of the voting shares present, whether in person or by proxy, is required to ratify the appointment of the Company’s independent registered public accounting firm.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 24, 2016

In accordance with the rules of the United States Securities and Exchange Commission (“SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to our upcoming Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. The proxy materials, including this proxy statement, our annual report to shareholders and a form of proxy, will be available at www.trer.com. You can also obtain directions to attend the meeting at this website.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a stockholder of record at the close of business on January 19, 2016 and are entitled to vote at the Annual Meeting.  This Proxy Statement describes issues on which the Company would like you, as a stockholder, to vote.  It provides information on these issues so that you can make an informed decision.  You do not need to attend the Annual Meeting to vote your shares.

When you sign the proxy card you appoint Daniel Gorski, Chief Executive Officer to the Company and Anthony Marchese non-executive Chairman of the Board of the Company, as your representatives at the Annual Meeting.  As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card.  With proxy voting, your common stock will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting, just in case your plans change.

If an issue comes up for vote at the Annual Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed January 19, 2016, as the record date for the Annual Meeting.  Only holders of common stock as of the close of business on that date will be entitled to vote at the Annual Meeting.

How many shares are outstanding?

As of January 19, 2016 the Company had 45,115,516 shares of common stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.
The election of the nominees to the Company’s Board of Directors to serve until the Company’s 2016 Annual Meeting of Stockholders or until successors are duly elected and qualified; the following are nominees for election as directors: Daniel Gorski, Anthony Marchese, Cecil Wall, Nicholas Pingitore, Laura Lynch, Jack Lifton, James Wolfe and Eric Noyrez;

2.	Ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2016;

3.	Ratification of an increase in the number of shares of common stock available for grant of options under the Company’s Amended and Restated 2008 Stock Option Plan (the “Option Plan Share Increase”);

4.
Approval of an amendment to the Company’s Certificate of Incorporation to change the Company’s name from “Texas Rare Earth Resources Corp.” to “Texas Mineral Resources Corp.” (the “Name Change Proposal”)

5.	Any other business that may properly come before the Annual Meeting.

How many votes do I get?

Each share is entitled to one vote.  No cumulative rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR the election of all directors and FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

How do I vote my shares?

You have several voting options. You may vote by:

–	Completing your proxy card over the Internet at the following website: www.shareholdervote.infoUH;

–	Downloading or requesting a proxy card (as detailed below), signing your proxy card and mailing it to

Securities Transfer Corporation:
Attn: George Johnson
2591 Dallas Parkway
Suite 102
Frisco, Texas 75034

–	Signing and faxing your proxy card to Securities Transfer Corporation at the number provided on the proxy card; or

–	Attending the Annual Meeting and voting in person.

If your shares are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in a “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Annual Meeting?

The Company will pass out written ballots to any stockholder who wants to vote at the Annual Meeting.  If you hold your shares through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Annual Meeting.

What if I want a paper copy of these proxy materials?

Please send a written request to our offices at the address below, email Chris Mathers, at cmathers@trer.com or call at 409-974-4642 to request a copy of the proxy materials.
Send requests to:
Texas Rare Earth Resources Corp.
1715 Church Street
Galveston, Texas 77550
Attention:  Chris Mathers

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting.  You may do this by:

–
Signing another proxy with a later date and mailing it to the attention of: Corporate Secretary, at 1715 Church Street, Galveston, Texas 77550, so long as it is received prior to 5:00PM Mountain standard time on February 23, 2016;

–
Delivering a written notice of the revocation of your proxy to the attention of: Corporate Secretary, at 1715 Church Street, Galveston, Texas 77550, so long as it is received prior to 5:00PM Mountain standard time on February 23, 2016; or

–	Voting in person at the Annual Meeting.

Beneficial stockholders should refer to the instructions received from their stockbroker or the registered holder of the shares if they wish to change their vote.

How many votes do you need to hold the Annual Meeting?

To conduct the Annual Meeting, the Company must have a quorum, which means that a majority of the outstanding voting shares of the Company as of the record date must be present at the Annual Meeting.  The Company’s common stock is the only type of security entitled to vote at the Annual Meeting.  Based on 45,115,516 shares outstanding as of January 19, 2016, 22,557,559 shares would be required to be present at the Annual Meeting, in person or by proxy, for there to be a quorum.  Your shares will be counted as present at the Annual Meeting if you:

–	Submit a properly executed proxy card (even if you do not provide voting instructions); or

–	Attend the Annual Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum.  Since the Company’s by-laws state that matters presented at a meeting of the stockholders must be approved by the majority of the voting power of the voting shares present at the meeting, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal. In addition, with respect to the Name Change Proposal, such proposal requires the affirmative vote of the majority of our issued and outstanding shares of common stock, as a result, a properly executed proxy card marked ABSTAIN with respect to a proposal will have the same effect as voting AGAINST that proposal.  However, as described below, election of directors is by a plurality of the votes cast at a meeting.  A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR any of the nominees for which the vote was withheld.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares in street name for their customers, are generally required to vote the shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the shares on routine matters, but not on non-routine matters. Since the election of directors under this Proxy Statement is uncontested, the election of directors is considered a non-routine matter and brokers may not vote shares held in street name for their customers in relation to this item of business. Similarly, the Option Plan Share Increase and the Name Change Proposal are non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year of 2016 is considered a routine matter and brokers will be permitted to vote shares held in street name for their customers.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes cast for the election of directors. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the appointment of the independent registered public accountant will have the same effect as a vote against such proposal.

How many votes are needed to elect directors?

The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting.  The nominees with the most votes will be elected until all seven director positions have been filled.  A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees for which the vote was withheld.

How many votes are needed to ratify the appointment of the independent registered public accountant?

The ratification of the appointment of the independent registered public accountant will be approved if a majority of the voting power of the voting shares present at the Annual Meeting votes FOR the proposal.  A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal.

How many votes are needed to approve the Option Plan Share Increase?
The Option Plan Share Increase will be approved if a majority of the voting power of the voting shares present at the Annual Meeting vote FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as a vote cast AGAINST this proposal.

How many votes are needed to approve the Name Change Proposal?

The Name Change Proposal will be approved if a majority of the issued and outstanding shares of common stock votes FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

 Will my shares be voted if I do not sign and return my Proxy Card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise your shares will not be voted at the Annual Meeting.  See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares.

If your shares are registered in your name, and you do not complete your proxy card over the internet or sign and return your proxy card, your shares will not be voted at the Annual Meeting unless you attend the Annual Meeting and vote your shares in person.

Where can I find the voting results of the Annual Meeting?

The Company will publish the final results in a current report filing on Form 8-K with the Securities and Exchange Commission (SEC) within four (4) business days of the Annual Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies.  In an effort to have as large a representation at the Annual Meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances.  These individuals will receive no additional compensation for their services other than their regular salaries.  Additionally, the Company may hire a proxy solicitor to help reach the quorum requirement.  The Company will pay a reasonable fee in relation to these services.  Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of the Company’s common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

When are stockholder proposals due for the 2017 Annual Meeting of Stockholders?

In order to be considered for inclusion in next year’s 2017 proxy statement, stockholder proposals must be submitted in writing to the Company’s Secretary at 1715 Church Street, Galveston, Texas 77550, and received no later than October 3, 2016, provided that this date may be changed in the event that the date of the Annual Meeting of Stockholders to be held in calendar year 2016 is changed by more than 30 days from the date of the Annual Meeting of Stockholders to be held in calendar year 2015.  Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the Company’s Proxy Statement and form of proxy.

Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received after December 15, 2016 will be considered untimely pursuant to Rule 14a-5(e)(2) of the Securities and Exchange Act of 1934, provided that this date may be changed in the event that the date of the Annual Meeting of Stockholders to be held calendar year 2017 is changed by more than 30 days from the date of the Annual Meeting of Stockholders to be held in calendar year 2017.

How can I obtain a copy of the 2015 Annual Report on Form 10-K?

The Company’s 2015 Annual Report on Form 10-K, including financial statements, for the fiscal year ended August 31, 2015, is available on the internet with this Proxy Statement at www.shareholdervote.info. The Form 10-K is also available through the SEC’s website at http://www.sec.gov and on the Company’s website at www.trer.com.

At the written request of any stockholder who owns shares on the record date, the Company will provide to such stockholder, without charge, a paper copy of the Company’s 2015 Annual Report on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits.

If requested, the Company will provide copies of the exhibits for a reasonable fee.

Requests for additional paper copies of the 2015 Annual Report on Form 10-K should be mailed to:

Texas Rare Earth Resources Corp.
1715 Church Street
Galveston, Texas 77550
Attention:  Chris Mathers

PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

The Company’s current bylaws require the Board to consist of one or more directors, the number of directors to be determined from time to time by resolution of the stockholders or by resolution of the Board.  The current Board is composed of eight directors.

Is the Board divided into classes?  How long is the term?

No, the Board is not divided into classes.  All directors serve one-year terms until their successors are elected and qualified at the next Annual Meeting.

Who is standing for election this year?

The Board has nominated the following eight directors for election at the 2016 Annual Meeting, all of whom are currently directors, to hold office until the 2017 Annual Meeting:

•	Daniel E Gorski

•	Anthony Marchese

•	Cecil C Wall

•	Nicolas Pingitore

•	Laura Lynch

•	Jack Lifton

•	James R Wolfe

•	Eric Noyrez

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the empty Board seat after the Annual Meeting may be filled by appointment by the Board.

How are nominees elected?

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR each of the nominees.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the election of ALL nominees.

INFORMATION ON THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS, AND KEY EMPLOYEES

The following table sets forth certain information with respect to our current directors and executive officers.  The term for each director expires at our next Annual Meeting or until his or her successor is appointed and qualified.  The ages of the directors and officers are shown as of December 29, 2015.

Directors and Executive Officers

Name	Age	Current Office with Company	Positions Held Since

Daniel E. Gorski	78	Director Chief Executive Officer	January 2007 August 2012
G W McDonald	80	Chief Financial Officer	January 2013
Anthony Marchese	59	Director	December 2009
Cecil Wall	84	Director	August 2012
Nicholas Pingitore	71	Director	August 2012
Laura Lynch	57	Director Vice President External Affairs	June 2013 June 2013
Jack Lifton	75	Director	October 2013
James Wolfe	79	Director	August 2012
Eric Noyrez	54	Director	December 2014

Directors

Daniel E. Gorski -  Mr. Gorski has served as a director of the Company since January 2006 and as the Company’s chief executive officer since August 2012.  Prior thereto, Mr. Gorski served as the Company’s president and chief executive officer from January 2007 to May 2011 and chief operating officer from May 2011 to December 2011.  From July 2004 to January 2006, Mr. Gorski was the co-founder and vice president of operations for High Plains Uranium Inc., a uranium exploration and development company that went public on the Toronto Stock Exchange in December 2005.  Between June 1996 to May 2004, Mr. Gorski served as an officer and director of Metalline Mining Co., a publicly traded mining and development company with holdings in the Sierra Mojada Mining District, Coahuila, Mexico.  From January 1992 to June 1996, Mr. Gorski was the exploration geologist under contract to USMX Inc. and worked exclusively in Latin America.  Mr. Gorski earned a BS in 1960 from Sul Ross State College, in Alpine, Texas and an MA in 1970 from the University of Texas in Austin, Texas.  Mr. Gorski has over forty-three years of experience in the mining industry.

Mr. Gorski’s extensive technical knowledge and experience in the mining industry combined with his historical relationship with the Company’s principal property, the Round Top project, permits Mr. Gorski to provide the Board with valuable insight to the exploration and development of the Round Top project. Accordingly, the Board believes that Mr. Gorski should serve on the Board.

Anthony Marchese -   Mr. Marchese has served as a director since December 2009.  Since May 2012, Mr. Marchese has served as a Managing Director of the Capital Markets Group at TriPoint Global Equities, LLC, a New York based FINRA member broker/dealer.  Mr. Marchese also serves as the general partner and chief investment officer of the Insiders Trend Fund, LP, an investment partnership whose mandate is to invest in those public companies whose officers and/or directors have been active acquirers of their own stock.  Mr. Marchese’s prior experience includes Axiom Capital Management, Inc. (Managing Director – 2011-2012), Monarch Capital Group, LLC (President and Chief Operating Officer – 2003 to 2011), Laidlaw Equities (senior vice president - April 1997 to March 2002), Southcoast Capital (senior vice president – May 1988 to April 1997), Oppenheimer & Co (limited partner – September 1982 to May 1988), Prudential-Bache (vice president – July 1981 to August 1982) and the General Motors Corporation (analyst – June 1980 to June 1981).  Mr. Marchese served in the military with the Army Security Agency and the U.S. Army Intelligence and Security Command.  Mr. Marchese received an MBA in Finance from the University of Chicago.

Mr. Marchese provides the Board with exceptional leadership and management knowledge, having gained extensive management and corporate finance experience during the course of his career. Mr. Marchese’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Marchese should serve as a member of the Board of Directors

Cecil C. Wall - Cecil C. Wall was born in Duchene County, Utah in 1931. Mr. Wall attended Carbon County College and Utah State University. In 1969, he acquired control of a publicly traded company, Altex Oil Co. (formerly known as Mountain Valley Uranium), listed on the American Stock Exchange. Under Mr. Wall’s leadership, Altex established a 20,000 acre position in what became the Greater Altamont Field at Altamont, Utah. Mr. Wall sold his interest in Altex in 1985. Mr. Wall was also part of the founding group for the 2007 reorganization of Standard Silver Corp. which became TRER. He sat on the TRER board of directors and served as the Secretary and Treasurer from January 2004 to April 2012. He is currently the manager for C-Wall Investment Company, LLC, a Utah Limited Liability Company. In addition, he is the president of several family-owned private companies, and he brings wide business experience and close relations with many of the original shareholders.

Mr. Wall’s past experience with the Company as its Secretary and Treasurer and his past experience with public companies serve the Board at this time by providing needed guidance on public company matters and insight into the Company’s historical operations. Mr. Wall’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wall should serve as a member of the Board of Directors

Dr. Nicholas Pingitore - Dr. Nicholas Pingitore was born in New York City in 1944. Dr. Pingitore holds an AB degree from Columbia College (NYC, 1965) and a Masters (ScM) and PhD from Brown University (Providence RI, 1968 & 1973) in Geology. Since 1977, he has held a full-time faculty appointment at UTEP. In addition to being a Texas Licensed Geoscientist, Dr. Pingitore is a member of the American Chemical Society, Geochemical Society, American Association for the Advancement of Science, American Geophysical Union, Materials Research Society, Mineralogical Society of America, Society for American Archaeology, Society for Commercial Archaeology, American Rock Art Research Association, International Society for Reef Studies, Society of Economic Paleontologists and Mineralogists, and Society of the Sigma Xi. He has served for 25 years as Director of UTEP’s Electron Microprobe Laboratory, and he expects to use this instrument to study the Round Top minerals. The 2,500-foot-square geochemical laboratory that Dr. Pingitore also anticipates using to conduct research sponsored by TRER includes three x-ray fluorescence units, a high resolution inductively coupled plasma mass spectrometer, various optical microscopes, and sample preparation facilities. Since 2000, he has been project director of approximately $7,000,000 in research funding, and a co-investigator on another $10,000,000 in grants. He has established a record for successfully managing and completing large institutional projects on time and on budget. Dr. Pingitore considers Round Top to be a national treasure. He is ready to bring his wide geologic and chemical experience, his project skills, and his insight from decades of investment in the extractive industries, to help unlock the riches of this deposit.

Mr. Pingitore’s extensive experience and education in geology bring valuable expertise to the Board in relation to the Board’s oversight of the Company’s exploration and potential development activities at its Round Top project.  Mr. Pingitore’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Pingitore should serve as a member of the Board of Directors.

Laura Lynch - Ms. Lynch is a graduate of the University of Texas at Austin. Ms. Lynch is currently a Partner at the CL Ranch, a ranching/farming/mining operation in Hudspeth County. CL ranch is active in the mining and distribution of gypsum. Ms. Lynch has deep ties to the El Paso, Ft. Worth and Austin business communities and currently works as the Vice President of External Affairs to the Company pursuant to a consulting agreement in which Ms. Lynch assists the Company in community relations and land acquisition.

Ms. Lynch’s business community ties in Ft. Worth and Austin and her deep connections throughout Texas provide valuable insight to the Board in relation to the Board’s oversight of the Company’s Texas operations and provides valuable resources for the Board’s role in guiding project development and financing.  Ms. Lynch’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Ms. Lynch should serve as a member of the Board of Directors.

Jack Lifton  - Mr. Lifton is a noted consultant, author and lecturer on the market fundamentals of nonferrous strategic metals. Mr. Lifton has more than 45 years of experience in the global OEM automotive, heavy equipment, electrical and electronic, mining, smelting, and refining industries. Mr. Lifton’s background includes the sourcing, manufacturing and sales of platinum group metal products, rare earths compounds and ceramic specialties used to make catalytic converters, oxygen sensors, batteries and fuel cells. Mr. Lifton is a Founding Principal of Technology Metals Research LLC and a Senior Fellow of the Institute for the Analysis of Global Security. Mr. Lifton was educated as a physical chemist, specializing in high-temperature metallurgy.

Mr. Lifton’s extensive knowledge of market fundamentals of nonferrous strategic metals is valuable to the Board in assisting the Board with its role in guiding the Company’s market focus and developing key relationships in the REE market space. Mr. Lifton’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Lifton should serve as a member of the Board of Directors.

Dr. James R. Wolfe - Dr. Wolfe and the firm he co-founded in 1995, Pacific Materials Resources, Inc. (“PMR”), were among the pioneers of the China-U.S. rare earth industry and trade. As Vice President of PMR from 1995 to 2010, Dr. Wolfe interfaced between the major rare earth producers in China and a broad spectrum of rare earth consumers in the U.S. Prior to founding PMR, from 1992 to 1995, Dr. Wolfe was President of MPV Lanthanides, Inc., a rare earth joint venture between China Metallurgical Import/Export of Inner Mongolia and U.S. interests. From 1979 to 1995, Dr. Wolfe’s professional interests centered on resource recovery from industrial and mining wastes. He served as a consultant to the steel industry, co-founded Exmet Corporation (zinc from smelter dust) and served as Executive Vice President of Williams Strategic Metals, Inc. and its predecessor, Nedlog Technology Group, Inc. Dr. Wolfe developed and implemented projects for the recovery of cobalt from slags, indium from smelter dusts, and rare earths from mine tailings. In 1970, while he was employed by the Lawrence Livermore Laboratory, Dr. Wolfe invented and patented a plasma method for producing ultra-fine refractory metal carbides. He co-founded Cal-Met Industries, Inc. in 1973 to commercialize the plasma technology. Cal-Met was bought by Fansteel Corporation in 1975. Dr. Wolfe was employed by Fansteel from 1975 to 1979 to implement the plasma technology for the manufacture of drill bits and cutting tools. Dr. Wolfe was employed by the AVCO Corporation as a space research scientist from 1965 to 1968, while working for his doctorate. Dr. Wolfe received his BS and MS in Metallurgical Engineering from the University of Washington and his PhD from the University of Missouri-Rolla in 1968. He is currently the Secretary and Trustee of The Biella Foundation.

Mr. Wolf’s experience and knowledge in the rare earth sector and his education metallurigcal engineering are valuable to the Board as it assesses its potential mine development plan at its exploration stage Round Top project.  Mr. Wolf’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Wolf should serve as a member of the Board of Directors.

Eric Noyrez – Mr. Noyrez served as the Chief Executive Officer of Lynas Corporation Limited, a company engaged in integrated extraction and processing of rare earth minerals, primarily in Australia and Malaysia from March 31, 2013 to June 5, 2014 and served as an Executive Director until June 5, 2014. Mr. Noyrez served as the President of Lynas Corporation Limited from March 2011 to March 31, 2013 and its Chief Operating Officer from February 16, 2010 to March 31, 2013. Mr. Noyrez spent 9 years with the Rhodia Group, a global specialty chemicals company. He served as a member of the Executive Committee, and was President of Rhodia Silcea, its rare earths, silicas and diphenols division. Before joining Rhodia, he spent 11 years with the Shell group of companies, managing chemical and industrial businesses. Mr. Noyrez began his career designing automobiles for the Peugeot / Citroen group.  He holds a Masters degree in Engineering and Mechanicals from ENSM (Ecole Nationale Superieure des Mines) in France.

Mr. Noyrez’s detailed and current expertise in the global rare earths industry is valuable to the Board as it assesses its future potential operations at the Round Top project and, if and when a development decision is made at Round Top, to navigate the rare earth industry in relation to the Company’s potential product. He has ... extensive senior management and board level experience in the major multinational industrial and chemical companies that constitute the modern rare earth industry. Notably, he has considerable experience in the Chinese natural resource and chemical processing sectors. Mr. Noyrez’s specific experience, qualifications, attributes and skills described above led the Board to conclude that Mr. Noyrez should serve as a member of the Board of Directors.

Non-Director Executive Officers

G.W. “Mike” McDonald – Mr. McDonald received a BS in geology from Sul Ross State College in 1959. He has over 40 years of experience in all phases of oil and gas exploration, development, and production. Mr. McDonald worked for Shell Oil Company in their East Texas, Rocky Mountain and West Coast Divisions from 1960 until 1975. Mr. McDonald handled public relations and governmental affairs for Shell. He was also responsible for Shell’s field operations, including pipeline rights-of-way, well locations, Indian affairs, lease and production purchases. From 1975 until 1980, Mr. McDonald worked for Exxon Corporation in their East Texas Division where, among other duties, he negotiated lease and production purchases. In 1980, Mr. McDonald founded Roseland Oil & Gas Inc., a publicly traded oil and gas exploration and production company, with operations in Texas, Wyoming, Utah and Washington. In 1987, Mr. McDonald sold his interest in Roseland and since has been engaged in exploration and production of oil and gas for his own account and through joint ventures. In addition to Mr. McDonald’s oil and gas business, in 1991, he was President of Ferex Corporation, a publicly traded company, engaged in the business of recycling scrap metals, both ferrous and non-ferrous.  Mr. McDonald previously served as the Chief Financial Officer and Vice President of the TRER from January 2004 to December 1, 2010, and on the board of directors from January 2004 to March 2011.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our Directors are related by blood, marriage, or adoption to any other Director, executive officer, or other key employees.

Other Directorships

Except as listed below, no directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or which otherwise are required to file periodic reports under the Exchange Act).

Anthony Marchese                   GeoTech Solutions, Inc.

Legal Proceedings

No director or officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.  During the past ten years, no director or executive officer of the Company has:

(a)
filed or has had filed against such person, a petition under the U.S. federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was an executive officer, at or within two years before such filings;

(b)	been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)
been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s activities in any type of business, securities, trading, commodity or banking activities;

(d)
been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activity;

(e)
been found by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission (the “SEC”), or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f)
been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(g)
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

CORPORATE GOVERNANCE

Board of Directors Structure

The Company’s current bylaws require the Board to consist of one or more directors, the number of directors to be determined from time to time by resolution of the stockholders or by resolution of the Board.  The current Board is composed of eight directors.

Director Independence

The Company has eight directors as of January 19, 2016, including six independent directors, as follows:

–	Anthony Marchese

–	Cecil Wall

–	Jack Lifton

–	Nicholas Pingitore

–	James R Wolfe

--	Eric Noyrez

An “independent” director is a director whom the Board has determined satisfies the requirements for independence under Section 803A of the NYSE MKT Company Guide.

Meetings of the Board and Board Member Attendance at Annual Meeting

During the fiscal year ending August 31, 2015, the Board held five (5) meetings of the Board.  None of the incumbent Directors attended fewer than 75% of the board meetings which occurred during their tenure on the Board.

Board members are not required to attend the Annual Meeting.

Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Corporate Secretary, Texas Rare Earth Resources Corp., 1715 Church Street
Galveston, Texas 77550. The Company’s Secretary will forward communications directly to the appropriate Board member.  If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board.  The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

The Board has established three board committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The information below sets out the current members of each of the Company’s board committees and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

The Company has a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the NYSE MKT. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of three (3) directors all of whom, in the opinion of the Board, are independent (in accordance with Rule 10A-3 of the Exchange Act and the requirements of Section 803A the NYSE MKT Company Guide) and financially literate (pursuant to the requirements of Section 803B of the NYSE MKT Company Guide): Anthony Marchese (Chairman), Cecil Wall and Nicholas Pingitore.  Mr. Marchese is a “financial expert” as defined under Item 407(d)(5) of Regulation S-K and meets the requirements for financial sophistication under the requirements of Section 803B of the NYSE MKT Company Guide.

The Audit Committee is responsible for the oversight of the Company’s accounting and financial reporting processes.  This includes the selection and engagement of the Company's independent registered public accounting firm and review of the scope of the annual audit, audit fees and results of the audit.

The Audit Committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off-balance sheet transactions.

The Audit Committee monitors the Company’s audit and the preparation of financial statements and all financial disclosure contained in the Company’s SEC filings. The Audit Committee appoints the Company’s external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. The Audit Committee has the authority to terminate the Company’s external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

During the fiscal year ended August 31, 2015, the Audit Committee met once. A copy of the Audit Committee charter is available on the Company’s website at www.trer.com.

Audit Committee Report

The Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  The Committee has three (3) members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act and the rules of the NYSE MKT. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of the Company’s financial reporting and internal control, (2) independence and performance of the Company’s independent auditors, (3) and provides an avenue of communication between management, the independent auditors and the Board.

In the course of providing its oversight responsibilities regarding the audited annual financial statements for the year ended August 31, 2015, the Committee reviewed the audited annual financial statements for the year ended August 31, 2015, which appear in the 2016 Annual Report to Stockholders, with management and the Company’s independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended August 31, 2015. The Committee and the Board have also recommended the selection of LBB & Associates Ltd., LLP as independent auditors for the Company for the fiscal year ending August 31, 2016.

Submitted by the Audit Committee Members

–	Anthony Marchese (Chairman)

–	Nicolas Pingitore

–	Cecil Wall

Compensation Committee

The Company has a Compensation Committee comprised of three (3) directors, each of whom, in the opinion of the Board, are independent (under Section 803A of the NYSE MKT Company Guide): Cecil Wall (Chairman), James Wolfe and Anthony Marchese.

The Compensation Committee charter that complies with the requirements of the NYSE MKT.  The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which the Company operates. The Company’s Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation; however, the Compensation Committee does consult with the Company’s Chief Executive Officer in determining and recommending the compensation of directors and other executive officers.

In addition, the Company’s Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and proposes awards of stock options.  The Compensation Committee has determined that the Company’s compensation policies and practices for its employees generally, not just executive officers, are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation.  Our Compensation Committee and management did not engage the services of an external compensation consultant during fiscal year 2015.

During the fiscal year ended August 31, 2015, the Compensation Committee met once. A copy of the Compensation Committee charter is available on the Company’s website at www.trer.com.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee or Board interlocks among the members of the Company’s Board.

Corporate Governance and Nominating Committee

General

The Company has a Corporate Governance and Nominating Committee composed of 3 directors, Laura Lynch (Chairman), James Wolfe and Nicholas Pingitore two of whom, in the opinion of the Board are independent (under Section 803A of the NYSE MKT Company Guide): James Wolfe and Nicholas Pingitore.

The Company’s Corporate Governance and Nominating Committee are responsible for developing the Company’s approach to corporate governance issues. The Committee evaluates the qualifications of potential candidates for director and recommends to the Board nominees for election at the next annual meeting or any special meeting of stockholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The Committee has not adopted a formal policy which sets forth the criteria the Board will assess in connection with the consideration of a candidate.  Instead the Committee considers a multitude of qualifications and characteristics, including the candidate’s integrity, reputation, judgment, knowledge, independence, experience, accomplishments, commitment and skills, all in the context of an assessment of the perceived needs of the Board at that time.

During the fiscal year ended August 31, 2015, the Corporate Governance and Nominating Committee met once. A copy of the Corporate Governance and Nominating Committee charter is available on the Company’s website at www.trer.com.

Board Diversity

The Company does not have a formal policy regarding diversity in the selection of nominees for directors.  The Corporate Governance and Nominating Committee does, however, consider diversity as part of its overall selection strategy.  In considering diversity of the Board as a criteria for selecting nominees, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts. The Corporate Governance and Nominating Committee believes that this conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee will assess the effectiveness of this approach as part of its annual review of its charter.

Recommendations to the Board

The Committee will consider recommendations for director nominees made by stockholders and others if these individuals meet the criteria for consideration. For consideration by the Committee, the nominating stockholder or other person must provide the Corporate Secretary at the Company’s principal offices with information about the nominee, including the detailed background of the suggested candidate that will demonstrate how the individual meets the Company’s director nomination criteria. If a candidate proposed by a stockholder meets the criteria, the individual will be considered on the same basis as other candidates.

No stockholder or stockholders holding 5% or more of the Company’s outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board at this Annual Meeting. All of the nominees included on the proxy card accompanying this Proxy Statement were nominated by the Corporate Governance and Nominating Committee and were recommended by the Company’s current Board.

Board Leadership Structure

The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base, the Company’s peer group and other relevant factors.  Considering these factors the Board has determined to have a separate Chief Executive Officer and Chairman of the Board.  The Chairman of the Board is a non-executive position.  The Board has determined that this structure is currently the most appropriate Board leadership structure for the Company.  The Board noted the following factors in reaching its determination:

–	The Board acts efficiently and effectively under its current structure.

–
A structure of a separate Chief Executive Officer and non-executive Chairman of the Board puts the Company in the best position efficiently handle major issues facing the Company on a day-to-day and long-term basis, and still ensure that the Board is in the best position to have an independent director identify key risks and developments facing the Company and have those risks and developments brought promptly to the Board’s attention.

–	This structure eliminates the potential for confusion and duplication of efforts at the highest executive level.

–	Companies within the Company’s peer group utilize similar Board structures.

The Company’s non-executive Chairman of the Board acts as a lead independent director.  Given the size of the Board, the Board believes that having a non-executive Chairman of the Board combined with the presence of four other independent directors out of the seven directors on the Board and independent directors sitting on all of the Board’s committees is sufficient independent oversight of the Chief Executive Officer.  The independent directors work well together in the current board structure and the Board does not believe that selecting a lead independent director outside of the non-executive Chairman of the Board would add significant benefits to the Board’s oversight role.

The Board of Director’s Role in Risk Management Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company. Risk oversight begins with the Board and the Audit Committee. The Audit Committee consists of Anthony Marchese, Nicolas Pingitore and Cecil Wall, each an independent director.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

 At the management level, an internal audit provides reliable and timely information to the Board and management regarding the Company’s effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of the Company’s methods for identifying and managing risks.

Additionally, the Company’s Corporate Governance and Nominating Committee reviews the risks related to succession planning and the independence of the Board.  The Compensation Committee reviews the risks related to the Company’s various compensation plans.

In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board to facilitate proper risk oversight by the entire Board.

Based on a review of the nature of operations, the Board does not believe that any areas of the Company have incentive to take excessive risks that would likely have a material adverse effect on the Company’s operations.

EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years stated for those persons who were, at August 31, 2015 named executive officers.  “Named Executive Officer” means: (a) each Chief Executive Officer, (b) each Chief Financial Officer, (c) each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the Chief Executive Officer and Chief Financial Officer, at the end of the most recently completed financial year; and (d) each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the Company, nor acting in a similar capacity, at the end of that financial year.

Summary Compensation Table

Name and principal position (a)	Year (b)	Salary (US$) (c)	Option Awards (US$) (f)	All Other Compensation (US$) (i)	Total compensation (US$) (j)
Daniel Gorski	2015	$120,000	$55,000(1)(2)	$0	$175,000
Chief Executive Officer and	2014	$120,000	$26,400(1)	$0	$146,400
Former Chief Operating Officer	2013	$120,000	$0	$0	$120,000
G.W. Mike McDonald	2015	$0	$0	$24,000	$24,000
Chief Financial Officer	2014	$0	$0	$24,000	$24,000
	2013	$0	$0	$20,000	$20,000

(1)
On December 8, 2013, our Board approved and granted 60,000 options Mr. Gorski. These options were originally exercisable at $0.50 per share for a period of ten years, vesting immediately and at a fair value of $30,000 using the Black-Sholes pricing model. On March 3, 2014, our Board approved the repricing of these 60,000 options to $0.45.  With respect to the repricing of these options, the Black-Scholes pricing model was used to estimate the fair value of the 60,000 options, using the assumptions of a risk free interest rate of 0.39%, a dividend yield of 0%, volatility of 290% and an expected life of 9.75 years. The options were expensed in full during the third quarter 2014 in the amount of approximately $26,400.

(2)
On February 19, 2015, our Board approved and granted 250,000 options to Mr. Gorski. These options are exercisable at $0.22 per share for a period of ten years, vesting immediately and at a fair value of $55,000 using the Black-Sholes pricing model. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 250,000 options, using the assumptions of a risk free interest rate of 0.39%, a dividend yield of 0%, volatility of 268% and an expected life of 10 years.

Executive Compensation Agreements and Summary of Executive Compensation

Report on Executive Compensation

During the year ended August 31, 2015, the Board and the Company’s Compensation Committee, was responsible for establishing a compensation policy and administering the compensation programs of the Company’s executive officers.

Salary

The amount of compensation paid by the Company to each of the Company’s officers and the terms of those persons’ employment is determined by the Compensation Committee. The Compensation Committee evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers.  The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company.

Stock Incentive Awards

The Compensation Committee believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

In this regard, during the fiscal year ended August 31, 2015, Compensation Committee and the Board did not authorize the issuance of stock option awards to named executive officers.

Executive Compensation Agreements

Agreement with Mr. Gorski

In May 2011, the Company entered into an at will employment arrangement with Dan Gorski, the Company’s chief operating officer, pursuant to which he will be paid an annual salary of $110,000. On December 31, 2011, Mr. Gorski resigned as the Company’s chief operating officer.

On August 16, 2012, the Company agreed to pay Mr. Daniel Gorski, in the amount of $120,000 annually in connection with his appointment as Chief Executive Officer of the Company.  The Company and Mr. Gorski have not entered into a formal written employment agreement in relation to Mr. Gorski’s compensation and employment terms as Chief Executive Officer.

Agreement with Mr. McDonald

On June 5, 2013, the Company entered into a consulting agreement, effective May 1, 2013, with G.W. “Mike” McDonald. The consulting agreement provides for a monthly retainer in the amount of $2,000.  In addition to the retainer, the Company agreed to reimburse Mr. McDonald for reasonable expenses incurred by Mr. McDonald in performance of his duties under the consulting agreement.  The consulting agreement is for an initial term of one year but may be extended by written agreement of the Registrant and Mr. McDonald.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth the stock options granted to our named executive officers as of August 31, 2015. No stock appreciation rights were awarded.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
Daniel Gorski	60,000	$0.45	12/08/2023
	250,000	$0.22	02/18/2025
G.W. Mike McDonald	--	--	--

Nonqualified Deferred Compensation

The Company does not offer nonqualified deferred compensation to any of its named executive officers.

Potential Payments upon Termination or Change-in-Control.

As discussed above, Mr. Mathers received severance upon termination.

DIRECTOR COMPENSATION

The following table sets forth the compensation granted to our directors during the fiscal year ended August 31, 2015.  Compensation to directors that are also named executive officers is detailed above and is not included on this table.

Name	Fees Paid or Earned in Cash ($)	Fee Paid or Earned in Stock ($)	Option Awards ($)	Total ($)
(a)	(b)	(c)	(d)	(h)
Anthony Marchese	$28,000	$0	$60,000	$88,000
Cecil Wall	$12,000	$5,000	$11,000	$28,000
Nicholas Pingitore	$8,500	$3,500	$11,000	$23,000
James Wolfe	$11,500	$1,500	$11,000	$24,000
Laura Lynch	$16,000	$0	$11,000	$27,000
Jack Lifton	$11,500	$0	$22,000	$33,500
Eric Noyrez	$7,667	$0	$84,000	$91,667

Compensation of Directors

The Company has agreed to pay its directors $10,000 annually, $1,000 for in person board meetings, $500 for telephonic board meetings and $500 for committee meetings (both in person and telephonic).  Independent directors will be offered the option to elect to receive any cash compensation as restricted stock at a 20% discount to the closing price on the date of grant.  Each of our directors are reimbursed reasonable out of pocket expenses associated with attending our board meetings.

On December 30, 2014, we appointed Mr. Eric Noyrez to serve as a member of our Board. In connection with the appointment of Mr. Noyrez to our Board on December 30, 2014, Mr. Noyrez was granted 400,000 options to purchase shares of our common stock, vesting immediately with a term of 5 years and at an exercise price of $0.21. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 400,000 options issued during the period to this director, using the assumptions of a risk free interest rate of 1.68%, dividend yield of 0%, volatility of 442%, and an expected life of 5 years. These options were immediately expensed during the current period in the amount of approximately $82,000. In addition, Mr. Noyrez, as a non-executive director, will receive $10,000 annually, $1,000 for in person board meetings, $500 for telephonic board meetings and $500 for committee meetings (both in person and telephonic) pursuant to our director compensation program.

On February 19, 2015, our Board approved and granted 250,000 options to Mr. Gorski and Mr. Marchese, 100,000 to Mr. Lifton and 50,000 options each to Ms. Lynch, Mr. Pingitore, Mr. Wall and Mr. Wolfe.  All options to these members are exercisable at $0.220 per share for a period of ten years, vesting immediately. With respect to these options, the Black-Scholes pricing model was used to estimate the fair value of the 800,000 options issued during the period to these directors, using the assumptions of a risk free interest rate of 2.88%, dividend yield of 0%, volatility of 268%, and an expected life of 10 years. These options were expensed during the quarter ending February 28, 2015. Total value expensed was approximately $176,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended August 31, 2015 we had no reportable transactions with related parties, including named security holders.

Except as indicated herein, no officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset acquired or proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

Policy for Review of Related Party Transactions

The Company has a policy for the review of transactions with related persons as set forth in the Company’s Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which the Company is a participant and in which any of the Company's directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy - including employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Company's proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds.  All related party transactions must be reported for review by the Audit Committee pursuant to the Audit Committee’s charter and the rules of the NYSE MKT.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person's interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of January 19, 2016, regarding the ownership of the Company’s common stock by: (i) each named officer, each director and all of the Company’s directors and executive officers as a group; and (ii) each person who is known by us to own more than 5% of the Company’s shares of common stock.  The number of shares beneficially owned and the percentage of shares beneficially owned are based on 45,115,516 shares of common stock outstanding as of January 19, 2016.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares subject to options that are exercisable within 60 days following January 15, 2016 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent Of Class Beneficially Owned
G.W. McDonald	5,066,750		11.23%
Daniel E. Gorski	6,123,640	(1)	13.41%
Anthony Marchese	2,532,500	(2)	5.42%
Cecil Wall	949,923	(3)	2.1%
Nicholas Pingitore	1,175,884	(4)	2.56%
James Wolfe	740,000	(5)	1.61%
Laura Lynch	262,000	(6)	*
Jack Lifton	310,000	(7)	*
Eric Noyrez	450,000	(8)	1.0%
All directors and executive officers as a group (9 persons)	17,610,697		38.56%
John C Tumazos	2,513,597	(9)	6.1%
Highline Capital Management, LLC(10) One Rockefeller Center, 30th Floor, New York, NY 10020	3,689,369	(11)	9.7%
SC Fundamental Value Fund LP	10,557,900	(12)	22.6%

* Less than 1%.

(1)	Represents 5,200,000 shares of common stock, (i) 60,000 shares of common stock acquirable upon exercise of a 10 year option at an exercise price of $0.20 per share, (ii) 250,000 shares of common stock acquirable upon exercise of a 10 year option at an exercise price of $0.20 per share, (iii) 363,640 shares of common stock acquirable upon exercise of 5 year warrants at an exercise price of $0.20 per share, and (iv) 250,000 shares of common stock acquirable upon exercise of a five year option at an exercise price of $0.20 per share.

(2)	Represents (i) the following securities registered in the name of Mr. Marchese (a) 435,000 shares of common stock, (b) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.20 per share (c) a five year option to purchase up to 150,000 shares of common stock at an exercise price of $0.20 (d) a five year option to purchase up to 175,000 shares of common stock at an exercise price of $0.20, (e) a five year option to purchase up to 250,000 shares of common stock at an exercise price of $0.20, (f) a five year option to purchase up to 225,000 shares of common stock at an exercise price of $0.20 and (g) a ten year option to purchase up to 240,000 shares of common stock at an exercise price of $0.20; (h) two five year warrants to purchase up to 145,000 shares of common stock at an exercise price of $0.35; (i) a ten year option to purchase up to 250,000 shares of common stock at an exercise price of $0.20, (j) a five-year option to purchase up to 250,000 shares of common stock at an exercise price of $0.20, and (ii) the following securities registered in the name of the Insiders Trend Fund, LP., an entity in which Mr. Marchese serves as general partner and chief investment officer: 312,500 shares of common stock.

(3)
Consists of (i) 599,923 shares of common stock, (ii) a five year option to purchase up to 90,000 shares of common stock at an exercise price of $0.20; (iii) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.20; (iv) a ten year option to purchase up to 60,000 shares of common stock at an exercise price of $0.205; (v) a ten year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20, and (vi) a five year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20.

(4)	Consists of (i) 193,940 shares of common stock; (ii) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.20, (iii) a five year option to purchase up to 250,000 shares of common stock at an exercise price of $0.20, (iv) a five year option to purchase up to 225,000 shares of common stock at an exercise price of $0.20, (v) two five year warrants to purchase up to 70,000 shares of common stock at an exercise price of $0.20, (vi) a ten year option to purchase up to 160,000 shares of common stock at an exercise price of $0.20, (vii) two five year warrants to purchase up to 76,944 shares of common stock at an exercise price of $0.20, (viii) ) a ten year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20, and (ix) a five year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20.

(5)	Consists of 5,000 shares of common stock and (i) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.20, (ii) a five year option to purchase up to 250,000 shares of common stock at an exercise price of $0.20, (iii) a five year option to purchase up to 225,000 shares of common stock at an exercise price of $0.20; and (iv) a ten year option to purchase up to 60,000 shares of common stock at an exercise price of $0.20, (v) a ten year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20, and (vi) a five year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20.

(6)	Consists of 2,000 shares of common stock and (i) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.20, (ii) a ten year option to purchase up to 60,000 shares of common stock at an exercise price of $0.20, (iii) a ten year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20, and (iv) a five year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20.

(7)	Consists of (i) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.20, (ii) a ten year option to purchase up to 60,000 shares of common stock at an exercise price of $0.20, (iii) a ten year option to purchase up to 100,000 shares of common stock at an exercise price of $0.20, and (iv) a five year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20.

(8)	Consists of a five year option to purchase up to 400,000 shares of common stock at an exercise price of $0.20 and one five year option to purchase up to 50,000 shares of common stock at an exercise price of $0.20

(9)	Includes 1,889,597 shares of common stock, 149,000 shares of common stock underlying warrants and 475,000 Shares underlying options that are currently exercisable.

(10)	Highline Capital Management, LLC (“Highline Management”) serves as investment advisor for Highline Capital Partners QP LP, Highline Capital Partners, LP, Highline A Masterfund, LLC and Highline Master, LP and may be deemed to have beneficial ownership over the securities held by each of these entities. Jacob W. Doft is the managing member of Highline Management, and as the sole managing member has voting and investment control over securities held by Highline Management.

(11)	Represents (i) 2,500,000 shares of common stock and (ii) 1,189,369 shares of common stock underlying a five year warrant exercisable at $2.50 per share.

(12)	Represents shares held by related persons and entities SC Fundamental Value Fund, L.P., SC Fundamental LLC, Peter M. Collery, Neil H. Koffler, John T. Bird, David Hurwitz and SC Fundamental LLC Employee Savings & Profit Sharing Plan. Represents (i) 5,181,276 shares of common stock, (ii) 3,500,000 common stock purchase warrants exercisable at $0.20 per share for a period of five years, (iii) 938,312 Class A Warrant exercisable at $0.35 per share for a period of five years and (v) 938,312 Class B Warrants exercisable at $0.50 per share for a period of five years.

It is believed by the Company that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table and the footnotes thereto. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

The Company is not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

The Company is not aware of any arrangement that might result in a change in control in the future. The Company has no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.

OTHER GOVERNANCE MATTERS
Code of Business and Ethical Conduct

The Company has adopted a corporate Code of Business and Ethical Conduct administered by its President and Chief Executive Officer, Daniel Gorski. The Company believes its Code of Business and Ethical Conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. The Company’s Code of Business and Ethical Conduct provides written standards that are reasonably designed to deter wrongdoing and to promote:

–	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

–	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;

–	Compliance with applicable governmental laws, rules and regulations; and

–	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

–	Accountability for adherence to the code.

The Company’s Code of Business and Ethical Conduct is available on its web site at www.trer.com.  A copy of the Code of Business and Ethical Conduct will be provided to any person without charge upon written request to the Company at its executive offices: 539 El Paso Avenue, Sierra Blanca, Texas 79851.  We intend to disclose any waiver from a provision of the Code of Business and Ethical Conduct that applies to any of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of the Company’s Code of Business and Ethical Conduct on the Company’s website. No waivers were granted from the requirements of the Code of Business and Ethical Conduct during the year ended August 31, 2015, or during the subsequent period to the date of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during fiscal year ended August 31, 2015, except as set forth below, the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with.

NAME & NATURE OF AFFILIATION	LATE REPORTS (TRANSACTIONS)	REPORTS NOT FILED
Anthony Marchese, Director	2 Late Form 4 (2 transaction)	--
Cecil Wall, Director	1 Late Form 4s (1 transactions)	--
Nicholas Pingitore, Director	2 Late Form 4 (2 transactions)	--
Laura Lynch, Director	1 Late Form 4 (1 transaction)	--
Daniel Gorski, Director and CEO	1 Late Form 4 (1 transaction)	1 Form 4 (1 transaction), Form 5
James Wolfe	1 Late Form 4 (1 transaction)	--
Jack Lifton	1 Late Form 4 (1 transaction)	--
Eric Noyrez	1 Late Form 3, 1 Late Form 4 (1 transaction)	--
SC Fundamental Value Fund LP	--	Form 5*

* - A Form 5 is indicated as not being filed solely because the Company did not receive a written representation from such holder that no Form 5 was required to be filed pursuant to section (b) of Item 405 of Regulation S-K.  The Company does not have any information indicating that a Form 5 was actually required to be filed by the stockholder.

EQUITY COMPENSATION PLANS

In September 2008, the Board adopted our 2008 Stock Option Plan (the “2008 Plan”), which was also approved by our shareholders in September 2008.  In May 2011, the board of directors adopted an amendment to our 2008 Plan (the “Amended 2008 Plan”), which was also approved by our shareholders in August 2011. The Amended 2008 Plan increased the number of shares available for grant from 2,000,000 to up to 5,000,000 shares of our common stock for awards to our officers, directors, employees and consultants.  On February 15, 2012, our stockholders approved an increase of 2,000,000 of shares of common stock available for issuance under the amended 2008 Stock Option Plan (the “Plan”).  As amended, the Plan provides for 7,000,000 shares of common stock for all awards.  Other provisions of the Amended 2008 Plan remain the same as under our 2008 Plan.  As of August 31, 2015, a total of 1,005,000 shares of our common stock remained available for future grants under the Amended 2008 Plan.

The following table sets forth certain information as of August 31, 2015 concerning our common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the Amended 2008 Plan:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options	(b) Weighted- Average Exercise Price of Outstanding Options	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	5,995,000	$0.32	1,005,000
Equity compensation plans not approved by stockholders	295,000	0.32	—
Total	6,290,000	$0.32	1,005,000

PROPOSAL 2 — RATIFICATION OF

THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee has selected LBB & Associates Ltd., LLP to be the Company’s Independent Registered Public Accounting Firm for the current fiscal year ending August 31, 2015.

This proposal seeks stockholder ratification of the appointment of LBB & Associates Ltd., LLP.

Will a representative of LBB & Associates Ltd., LLP be present at the Annual Meeting?

The Company does not expect that a representative of LBB & Associates Ltd., LLP will be present at the Annual Meeting.

INFORMATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

LBB & Associates Ltd., LLP was the Independent Registered Public Accounting Firm for the Company in the fiscal year ended August 31, 2015.

The Company’s financial statements have been audited by LBB & Associates Ltd., LLP, independent registered public accounting firm, for the years ended August 31, 2014 and 2015.

The following table sets forth information regarding the amount billed to us by our independent auditor, LBB & Associates Ltd., LLP for our two fiscal years ended August 31, 2014 and 2015, respectively:

	Years Ended August 31,
	2015	2014
Audit Fees	$51,000	$55,305
Audit Related Fees	$0.00	$0.00
Tax Fees	$0.00	$0.00
All Other Fees	$0.00	$0.00
Total	$51,000	$55,305

Audit Fees

Consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

Consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee has adopted procedures requiring the Audit Committee to review and approve in advance, all particular engagements for services provided by the Company’s independent auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed of each particular service. All of the engagements and fees for 2014 were pre-approved by the Audit Committee. The Audit Committee reviews with LBB & Associates Ltd., LLP whether the non-audit services to be provided are compatible with maintaining the auditor's independence.

The Board recommends a vote FOR the ratification of the appointment of the independent registered public accounting firm.  All proxies executed and returned without an indication of how shares should be voted will be voted FOR the ratification of the appointment of the independent registered public accounting firm.

PROPOSAL 3 — APPROVAL OF THE OPTION PLAN SHARE INCREASE

What am I voting on?

The Board has approved an increase in the number of shares authorized for issuance under the Company’s Amended and Restated 2008 Stock Option Plan (the “Plan”). The Board determined that is was in the best interests of the Company and the stockholders for the Company to increase the number of shares available for issuance under the Plan, to aid Company’s management in attracting and retaining qualified persons as the Company grows its management and key employees in order to develop its Round Top project. Currently, the Company’s Plan as approved by the stockholders provide for the issuance of up to 7,000,000 shares of common stock for stock options.
Of the 7,000,000 shares of common stock currently available under the Plan, only 255,000 shares of common stock remain available for issuance of new options under the Plan.

Based on 45,115,516 shares issued and outstanding as of January 11, 2015, the Board has recommended an increase of 2,000,000 shares of common stock to the shares available for issuance of options under the Plan. Following the amendment, the Plan will provide for 9,000,000 shares of common stock for all awards representing 19.9% of the outstanding shares on that date.
This proposal is to ratify the Option Plan Share Increase was approved by the Board.

The full Plan
Who is eligible to participate in the Plan?
Any employee, officer, director, consultant, independent contractor, or director of or providing services to the Company or any parent, affiliate, or subsidiary of the Company is eligible to be designated a participant in the Plan.
Currently, this includes, but is not limited to, the following directors and officers:

●	Anthony Marchese, Chairman of the Board

●	Daniel Gorski, Chief Executive Officer, Director;

●	Laura Lynch, Executive Vice President External Affairs, Director

●	Nicholas Pingitore, Director;

●	Cecil Wall, Director;

●	James Wolf, Director;

●	Jack Lifton, Director; and

●	Eric Noyrez, Director

In total there are approximately 8 officers, directors, and employees eligible under the Plan
What benefit amounts will be received under the Plan?
Benefit amounts will be determined by the Compensation Committee. Currently, neither the Board nor the Compensation Committee has authorized the granting of options to be covered by the Option Plan Share Increase and there are no arrangements currently in place for the granting of such options to be covered by the Option Plan Share Increase. The following is a summary of the current options issued under the Plan to current officers and directors:

Directors & Officers	Number of options granted	Number of vested options
Anthony Marchese	1,640,000	1,600,402
Daniel Gorski	560,000	560,000
Laura Lynch	260,000	260,000
Nicholas Pingitore	835,000	795,402
Cecil Wall	350,000	350,000

James Wolf	735,000	695,402
Jack Lifton	310,000	310,000
Eric Noyrez	450,000	450,000

All of the options in the above table are exercisable at $0.20 per share.

Plan Description

The following is a description of the material provisions of the Plan. The full text of the Plan is available as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the period ended May 31, 2011 filed with the Commission on July 15, 2011.
General Administration of the Plan

The Plan is administered by the Company’s Compensation Committee, or in the event no Compensation Committee is formed, then it shall be administered by the entire Board.  The Committee will be authorized to grant to key employees and consultants of the Company awards in the form of stock options, stock appreciation rights, performance stock and shares of common stock.

It is intended that the Committee shall at all times be comprised solely of at least two members who are both “non-employee directors” as defined in Rule 16b-3 of the Exchange Act, and “outside directors” as defined as a member who satisfies Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); provided, however, that in the event two such directors are not available to serve in such roles, the failure to meet this requirement shall not affect the validity of any grants under this Plan.

The Committee has authority to amend awards and to accelerate vesting and/or exercisability of awards, provided that it cannot amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option with a lower exercise price.
Eligibility

The Committee will select grantees from among the key employees, officers, directors and consultants of the Company and its subsidiaries.  The eligible participants will be those who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company.  No member of the Committee may receive any award under the Plan if to do so would cause the individual to not be a “non-employee director” or “outside director.”  The Board may designate one or more individuals who shall not be eligible to receive any award under the Plan.

Shares Subject to the Plan

Subject to adjustment as described below, a maximum of 5,000,000 shares of Company common stock may be issued under the Plan.  If an award terminates or expires without shares of Company common stock being issued, then the shares that were subject to the award will again be available for grant.  The shares may be authorized and unissued shares or treasury shares.  In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Company’s common stock, the Committee shall make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.  Shares withheld in order to cover tax withholding obligations shall reduce the number of shares of common stock available for issuance under the Plan.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting, and make adjustments pursuant to the Plan.  The maximum number of shares that may be covered by options or stock appreciation rights (“SARs”) (other than a substitution award) issued to an eligible person in any calendar year may not exceed 3,000,000 shares.

Types of Awards Under the Plan

Stock Options

The Committee may grant awards in the form of options to purchase shares of the Company’s common stock.  With regard to each such option, the Committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, and the exercise price per share of stock subject to the option; provided however, that the exercise price of any “Incentive Option” (as defined in the Plan) may not be less than the greater of (i) 100% of the fair market value of the shares of Company common stock on the date the option is granted, or (ii) the aggregate par value of the shares of stock on the date the option is granted.  In the case of any 10% stockholder, the price at which shares of stock may be purchased under an Incentive Option shall not be less than 110% of the fair market value of the common stock on the date of grant.  The exercise price may, at the discretion of the Committee, be paid by a participant in cash, shares of Company common stock or a combination thereof.  The period of any option shall be determined by the Committee, but no Incentive Option may be exercised later than 10 years after the date of grant.  In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five years from the date of grant.  The aggregate fair market value, determined at the date of grant of the Incentive Option, of Company common stock for which an Incentive Option is exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation as provided in Section 422 of the Code.  Unless expressly provided for in the option grant, an option shall terminate three months after severance of employment, other than for death or severance for disability.  Upon death or severance for disability the option shall terminate on the earlier of the expiration date or six months after the death or disability.

Stock Appreciation Rights

The Plan also authorizes the Committee to grant SARs.  Upon exercising a SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant unless otherwise determined by the Committee) and the fair market value of the Company common stock on the date of exercise.  At the Committee’s discretion, payment of such amount may be made in cash, shares of Company common stock or a combination thereof.  Each SAR granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR.  No SAR may have a term of greater than 10 years.  Unless expressly provided for in the SAR, a SAR shall terminate three months after severance of employment, other than for death or severance for disability.  Upon death or severance for disability the SAR shall terminate on the earlier of the expiration date or six months after the death or disability.

Reload Options

Under the plan, the Committee may grant stock reload options to a holder who tenders shares of common stock to pay the exercise price of a stock option or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. The Committee determines the terms, conditions, restrictions and limitations of the stock reload options, provided that any reload option (a) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of the original option; (b) shall have an expiration date which is the greater of (i) the same expiration date of the original option the exercise of which gave rise to the reload option or (ii) one year from the date of grant of the reload.  Any reload option shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the common stock subject to the reload option on the date of exercise of the original option.   A reload option which is an Incentive Option and which is granted to a 10% Stockholder shall have an exercise price which is equal to one hundred ten percent (110%) of the fair market value of the common stock subject to the reload option on the date of exercise of the original option and shall have a term which is no longer than five (5) years.

Common Stock

Under the Plan, the Committee may award restricted or unrestricted shares of the Company’s common stock to eligible persons from time to time and subject to certain restrictions as determined by the Committee.  The nature and extent of restrictions or vesting on such shares, the duration of such restrictions or vesting, and any circumstance which could cause the forfeiture of such shares shall be determined by the Committee.  The Committee will also determine the effect of the termination of employment of a recipient of shares of common stock (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions. The Committee may award shares of stock, without any cash payment for such shares or without any restrictions, to designated eligible persons for services rendered to the Company. The stock may be awarded at, above or below the fair market value on the date of grant.  The designation of a stock award shall be made by the Committee in writing at any time after such eligible person has provided value to the Company (or within such period as permitted by IRS regulations).  The Committee reserves the right to make adjustments in the amount of an award if in its discretion unforeseen events make such adjustment appropriate.  The Company may award shares, without any cash payment for such shares without restrictions, to eligible persons for services rendered to the Company
Performance Shares

The Plan permits the Committee to grant awards of performance shares to eligible persons from time to time.  These awards are contingent upon the achievement of certain performance goals established by the Committee.  The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Committee.  The Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period. No individual may receive performance stock awards in any calendar year covering more than 300,000 shares of common stock.

Change in Control

In order to preserve the rights of participants in the event of a Corporate Transaction (as defined in the Plan), an unexercised option may be accelerated, at the discretion of the Board of Directors, so that they shall immediately prior to the specified effective date for the Corporate Transaction become 100% vested and exercisable; provided however, that any unexercised option shall not accelerate if and to the extent such option is, in connection the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a  comparable award by the successor corporation.  All outstanding options may be canceled by the Board of Directors as of the effective date of any Corporate Transaction.  After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each eligible person may have his Restricted Stock and shares earned under a Performance Stock Award appropriately adjusted based on the manner the stock was adjusted under the terms of the agreement of merger or consolidation.  The Committee will make similar adjustments, as appropriate, in outstanding Stock Appreciation Rights.

Amendment and Termination of the Plan

The Board of Directors at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the stockholders of the Company if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, of if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.  Except as specifically provided otherwise, no such amendment, modification, or termination of the Plan shall affect adversely in any material way any award previously granted without the written consent of the person holding such award.

Federal Income Tax Consequences

Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards made under the Plan.

Exercise of Incentive Option and Subsequent Sale of Shares

A participant who is granted an Incentive Option does not realize taxable income at the time of the grant or at the time of exercise.  If the participant makes no disposition of shares acquired pursuant to the exercise of an Incentive Option before the later of two years from the date of grant or one year from such date of exercise (“statutory holding period”) any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss).  Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition.  Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on such ordinary income.  Finally, in addition to the ordinary income described above, the participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, and shall be long-term or short-term capital gain depending on the participant’s post-exercise holding period for such shares.

Special tax rules apply when all or a portion of the exercise price of an Incentive Option is paid by delivery of already owned shares, but generally it does not materially change the tax consequences described above.  However, the exercise of an Incentive Option with shares which are, or have been, subject to an Incentive Option, before such shares have satisfied the statutory holding period, generally will result in the disqualifying disposition of the shares surrendered.

Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a nonqualified stock option.  Accordingly, a participant must generally include as alternative minimum taxable income for the year in which an Incentive Option is exercised, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares.  However, to the extent a participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the optionee’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee’s calculation of alternative minimum taxable income in such calendar year.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A participant who is granted a nonqualified stock option does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of a nonqualified stock option, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-exercise holding period for such shares. As a result of Section 409A of the Code, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock on the date of grant must have fixed exercise dates or meets another exception permitted by Section 409A to avoid early income recognition in the year of vesting.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

A participant who has been granted an award of restricted stock does not realize taxable income at the time of the grant.  When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.  The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.  Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s holding period for such shares after their restrictions lapse.

Under Section 83(b) of the Code, a participant who receives an award of restricted stock may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock.  Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending on the post-grant holding period of such shares.  If, after making the election, a participant forfeits any shares of restricted stock, or sells restricted stock at a price below its fair market value on the date of grant, such participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

SARs, Performance Shares and Stock Awards

A participant who is granted a SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such participant.

A participant who has been awarded a performance share or a stock award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant.

The ordinary income recognized by a participant in connection with a SAR, performance share or a stock award is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

To the extent, if any, that shares are delivered to a participant in satisfaction of either the exercise of a SAR or the payment of a performance share or stock award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post- delivery holding period for such shares.

The Board recommends a vote FOR the ratification of the Option Plan Share Increase.

PROPOSAL 4 — APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT NAME CHANGE
On January 29, 2016, the Board of Directors unanimously adopted a resolution setting forth a proposed amendment to Article I of the Company’s Certificate of Incorporation, subject to stockholder approval, to change the name of the Company from “Texas Rare Earth Resources Corp.” to “Texas Mineral Resources Corp.”  The Board of Directors has determined that it would be in the best interests of the Company and its stockholders to seek approval for this name change, including the corresponding amendment to the Company’s Certificate of Incorporation.
The Company’s current corporate name as reflected in the Certificate of Incorporation is “Texas Rare Earth Resources Corp.” consistent with the Company’s original plan to focus primarily on potential mining of rare earth minerals from its Round Top project.  However, recent market conditions in rare earth minerals and ongoing metallurgical testing at the Company’s Round Top project have revealed that a more diversified plan to potentially mine and market not only rare earth minerals but also certain industrial minerals and Uranium, Scandium and Lithium are in the best interests of the Company and its stockholders.  In view of such change in the Company’s scope, the Company’s current corporate name is no longer reflective of the Company’s core business plan.  The Company’s management believes that the “Texas Mineral Resources Corp.” name is more reflective of the Company's proposed future business pursuits.  Accordingly, the Company believes that a change of the Company's corporate name to “Texas Mineral Resources Corp.” is appropriate.  Thus, the Board of Directors has decided that Article I of the Company’s Certificate of Incorporation should be amended to change the Company's corporate name to “Texas Mineral Resources Corp.”
This amendment to the Certificate of Incorporation shall only have the substantive effect of changing the name of the Company in all places where such name appears in the Certificate of Incorporation.  No change will be made to the other provisions of the Company’s Certificate of Incorporation on the basis of this proposal.
If the proposal to amend the Company’s Certificate of Incorporation to change its name to “Texas Mineral Resources Corp.” is approved by the stockholders at the Annual Meeting, a Certificate of Amendment to the Company’s Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware to effect the name change as soon as practicable after the Annual Meeting.

The Certificate of Amendment that would be filed if this amendment is adopted is set forth in Appendix B to this proxy statement.
Approval of the Certificate of Amendment to change the name of the Company to “Texas Mineral Resources Corp.” requires the affirmative vote of a majority of the outstanding shares of common stock.  If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting, such shares are considered present at the Annual Meeting for purposes a quorum, but, because they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal.

The Board recommends a vote FOR the approval of the Name Change Proposal.

OTHER MATTERS

As of the date of this Proxy Statement, management does not know of any other matter that will come before the Annual Meeting.

APPENDICES

A.	Form Proxy Card
B.	Certificate of Amendment

By Order of the Board of Directors,

/s/ Jason Brenkert

Jason Brenkert
Corporate Secretary
Texas Rare Earth Resources Corp.

January 29, 2016

Please sign and return the enclosed form of proxy promptly.  If you decide to attend the Annual Meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

Using a black ink pen, mark your votes with an X as shown in this example: ☒  Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
 A     Proposals

The Board of Directors Recommends	The Board of Directors Recommends
a Vote “FOR ALL NOMINEES” in Item 1.	A Vote “FOR” Item 2.

Item 1. ELECTION OF DIRECTORS.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES*
NOMINEES
☐ Daniel E. Gorski
☐ Anthony Marchese
☐ Cecil C. Wall
☐ Nicolas Pingitore
☐ James R. Wolfe
☐ Jack Lifton
☐ Laura Lynch
☐ Eric Noyrez

Vote FOR an individual nominee by filling in the appropriate box above.

	Item 2. Ratification of the Appointment of Independent Registered Public Accounting Firm Item 3. Option Plan Increase Item 4. Name Change Proposal	FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐ FOR AGAINST ABSTAIN ☐ ☐ ☐
INSTRUCTION:  By marking “Withhold Authority for All Nominees” your shares will not be voted FOR or AGAINST any Nominee.  However, your shares will still be counted for the purposes of establishing quorum at the annual meeting.

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), strike through the name of the individual nominee(s).
To change the address on your account, please check this box  and indicate your new address in the space below.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
______________________________________________

If this proxy is properly executed and returned, the shares represented hereby will be voted in accordance with the votes marked hereon.

A vote to ABSTAIN will not be voted FOR or AGAINST any Item, but your shares will still be counted for the purposes of establishing a quorum at the annual meeting.  However, because an affirmative vote of a majority of the Company’s voting securities present in person or by proxy at the meeting is required for ratification of Item 2 and approval of Item 3 and because an affirmative vote of a majority of the Company’s issued and outstanding shares of common stock is required for approval of Item 4 an ABSTENTION will have the same effect as a vote AGAINST the proposal.

If votes are not specified on a returned proxy, a vote FOR ALL NOMINEES in Item 1 and FOR Items 2, 3 and 4 will be voted at the annual meeting.

Cumulative voting rights are not authorized for the election of directors.

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

B     Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
 Please date this proxy and sign it exactly as your name or names appear on your share. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Proxy — TEXAS RARE EARTH RESOURCES CORP.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, FEBRUARY 24, 2016

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Daniel E. Gorski and Anthony Marchese and each of them (with full power to act without the other), as proxies, each having full power to substitute, to represent and to vote, as designated below, all shares of stock of Texas Rare Earth Resources Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company to be held Wednesday, February 24, 2016, at the offices of Sanders-Wingo Advertising, 201 North Kansas in the Wells Fargo Building 9th Floor Conference Room, El Paso, Texas 79901, El Paso, Texas 79901, at 9:30 a.m. prevailing local time, and any adjournment thereof, with respect to matters set forth below and described in the Notice of Annual Meeting and Proxy Statement dated January 19, 2016.

All other proxies heretofore given by the undersigned to vote shares of stock of Texas Rare Earth Resources Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof as set forth in the Proxy Statement.

Please sign and date this proxy and return in promptly whether you expect to attend the meeting or not. If you do attend the meeting you may vote in person.

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Central Time, on February 23, 2016.

Vote by Internet
–   Log on to the Internet and go to www.shareholdervote.info
–   Follow the steps outlined on the secured website.

Vote by fax
––       Fax proxy to 469-633-0088

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Texas Rare Earth Resources Corp. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of Texas Rare Earth Resources Corp. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended said Article shall be and read as follows:

FIRST: The name of the Corporation is: Texas Mineral Resources Corp.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Texas Rare Earth Resources Corp. has caused this certificate to be signed by an authorized officer, this ______day of __________, 2016.

By:
Name:
Title: